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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 2008 in the Registration Statement (Form S-1) and related Prospectus of Genoptix, Inc. to be filed with the Securities and Exchange Commission on or about February 14, 2008 for the registration of its shares of common stock.

/s/ Ernst & Young LLP

San Diego, California
February 13, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM